SAAW-1


              Void After 3:30 P.M., Mountain Time, on July 31, 2001


              SELLING AGENT'S CLASS A COMMON STOCK PURCHASE WARRANT

                         WESTERN FIDELITY FUNDING, INC.


     This is to Certify That, FOR VALUE RECEIVED, WESTERN INTERNATIONAL SECURITIES, INC. ("Holder") is entitled to purchase, subject to the provisions of this Warrant, from WESTERN FIDELITY FUNDING, INC. ("Company"), a Colorado corporation, at any time until 3:30 P.M., Mountain Time, on July 31, 2001 ("Expiration Date"), 263,750 Common Shares of the Company at a purchase price per share of $3.93 during the period this Warrant is exercisable. The price to be paid for a Common Share may be adjusted from time to time as hereinafter set forth. The purchase price of a Common Share in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price." This Warrant is or may be one of a series of warrants identical in form issued by the Company to purchase an aggregate of 263,750 Common Shares, and the term "Warrants" as used herein means all such Warrants (including this Warrant). The Common Shares underlying the Warrants are hereinafter sometimes referred to as "Warrant Shares" and include all Common Shares that have been issued upon the exercise of the Warrants and all unissued Common Shares underlying the Warrants.

     (a) Exercise of Warrant. This Warrant may be exercised in whole or in part at any time or from time to time until the Expiration Date or if the Expiration Date is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company at its principal executive office or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such Form, together with all federal and state taxes applicable upon such exercise. The Company agrees not to merge, reorganize or take any action that would terminate this Warrant unless provisions are made as part of such merger, reorganization or other action which would provide the holders of this Warrant with an equivalent of this Warrant as specified in Section (i) hereof; provided, however, that if reasonably required by the other party or parties to such merger, reorganization or other action, the Company may accelerate the Expiration Date to a date prior to such merger, reorganization or other action, provided further, however, that the Company shall give the Holder written notice of such acceleration at least 30 days prior to such accelerated Expiration Date. The Company agrees to provide notice to the Holder that any tender offer is being made for the Company's Common Shares no later than three business days after the day the Company becomes aware that any tender offer is being made for outstanding Common Shares of the Company. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Common Shares purchasable hereunder. Upon receipt by the Company of this Warrant at the principal office of the Company or at the office of the Company's stock transfer agent, if any, in proper form for exercise and accompanied by the Exercise Price, the Holder shall be deemed to be the holder of record of the Common Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Common Shares shall not then be actually delivered to the Holder.

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     (b)  Reservation  of Shares.  The Company  hereby  agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of Common Shares as shall be required for issuance or delivery upon exercise of this Warrant and the Warrants.

     (c) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a Common Share called for upon any exercise hereof, the Company shall, upon receipt by the Company or the Company's stock transfer agent of the Exercise Price on such fractional share, pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

          (1) If the Common Shares are listed on a national securities exchange, are admitted to unlisted trading privileges on such an exchange, or are listed for trading on a trading system of the National Association of Securities Dealers, Inc. ("NASD") such as the NASDAQ ("NASDAQ") Small Cap Market or NASDAQ/NMS ("NMS"), then the current value shall be the last reported sale price of the Common Shares on such an exchange or system on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid prices for the Common Shares for such day on such exchange or such system shall be used; or

          (2) If the Common Shares are not so listed on such exchange or system or admitted to unlisted trading privileges, the current value shall be the average of the last reported bid prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

          (3) If the Common Shares are not so listed or admitted to unlisted trading privileges and if bid and asked prices are not so reported, the current value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the board of directors of the Company.

     (d) Exchange, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder thereof to purchase (under the same terms and conditions as provided by this Warrant) in the aggregate the same number of Common Shares purchasable hereunder. Notwithstanding any other provision of this Warrant to the contrary, this Warrant may not be sold, transferred, assigned, or hypothecated except in compliance with federal and state securities laws. Any transfer or assignment of the Warrant shall be made by surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed

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



hereto duly executed and with funds sufficient to pay any transfer tax; whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Subject to such right of indemnification, any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

     (e) Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

     (f) Adjustment Provisions.

          (1) Adjustments of the Exercise Price.

               (A) If the Company subdivides its outstanding Common Shares into a greater number of Common Shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced. Conversely, if the Company combines its outstanding Common Shares into a lesser number of Common Shares, the Exercise Price in effect immediately prior to such combination shall be proportionally increased. In case of a subdivision or combination, the adjustment of the Exercise Price shall be made as of the effective date of the applicable event. A distribution on Common Shares, including a distribution of Convertible Securities, to shareholders of the Company on a pro rata basis shall be considered a subdivision of Common Shares for the purposes of this subsection (1)(A) of this Section, except that the adjustment will be made as of the record date for such distribution and any such distribution of Convertible Securities shall be deemed to be a distribution of the Common Shares underlying such Convertible Securities.

               (B) If the Company shall at any time distribute or cause to be distributed to its shareholders, on a pro rata basis, securities of any entity other than the Company, then the Exercise Price in effect immediately prior to such distribution shall automatically be reduced by an amount determined as follows: (X) the value of the securities distributed to shareholders shall be determined as of the last business day prior to such distribution using the criteria set forth in subsections (1), (2), or (3) of Section (c) of this Warrant; (Y)


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



          the pro rata share of all holders of Warrants as a group of such value shall be determined assuming that all holders of Warrants had exercised their Warrants on the day prior to such distribution; and
          (Z) the Exercise Price shall be reduced by an amount determined by dividing such pro rata share of such value by the number of Warrant Shares which have not been issued as of the day prior to such distribution.

          (2) No Adjustment for Small Amounts. Anything in this Section (f) to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Exercise Price unless and until the net effect of one or more adjustments, determined as above provided, shall have required a change of the Exercise Price by at least one cent, but when the cumulative net effect of more than one adjustment so determined shall be to change the actual Exercise Price by at least one cent, such change in the Exercise Price shall thereupon be given effect.

          (3) Definitions.

               (A) Whenever reference is made in this Section (f) to the distribution of Common Shares, the term "Common Shares" shall mean the Common Shares of the Company authorized as of the date hereof and any other class of stock ranking on a parity with such Common Shares. However, subject to the provisions of Section (i) hereof, Common Shares issuable upon exercise hereof shall include only Common Shares of the class designated as Common Shares of the Company as of the date hereof.

               (B) Whenever reference is made in this Section (f) to the distribution of Convertible Securities, the term "Convertible Securities" shall mean options or warrants or rights for the purchase of Common Shares of the Company or for the purchase of any stock or other securities convertible into or exchangeable for Common Shares of the Company.

     (g) Officer's Certificate. Whenever the Exercise Price shall be adjusted as required by the provisions of Section (f) hereof, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, and with its stock transfer and warrant agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder.

     (h) Notices to Holders. So long as this Warrant shall be outstanding and unexercised (i) if the Company shall pay any dividend or make any distribution upon the Common Shares or (ii) if the Company shall offer to the holders of Common Shares for subscription or purchase by them any shares of stock of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up


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



of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Holder, at least 10 days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

     (i) Reclassification, Reorganization or Merger. In case of any reclassification, capital reorganization or other change of outstanding Common Shares of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Shares by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding Common Shares of the class issuable upon exercise of this Warrant) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property which the Holder would have received upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance had this Warrant been exercised prior to the consummation of such transaction. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications, capital reorganizations and changes of Common Shares and to successive consolidations, mergers, sales or conveyances.

     (j) Required Registration. The Company agrees to use its best efforts to register the Warrant Shares under the Securities Act of 1933, as amended ("1933 Act") by December 31, 1996, for public resale by the holders thereof, and to that end the Company will:

               (i) Prepare and file with the Securities and Exchange Commission ("Commission") a registration statement with respect to the Warrant Shares, and use its best efforts to cause such registration statement to become effective;

               (ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until 10% or less of the Warrants are unexercised;

               (iii) Furnish to each seller of Warrant Shares such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request from time to time in order to facilitate the disposition of the Warrant Shares owned by such seller;

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



               (iv) Use its reasonable best efforts to register or qualify the Warrant Shares under the securities or blue sky laws of Colorado, and do any and all other acts and things that may be reasonably necessary or advisable to maintain such registration or qualification in effect during the period described in subsection (j)(ii) above, and to enable the sellers of Warrant Shares to effect public resales thereof;

               (v) Promptly notify each holder of any Warrant Shares when the registration statement and any amendment thereto has been filed, and when the registration statement or any posteffective amendment has become effective; of the issuance by the Commission of any stop orders suspending the effectiveness of the registration statement; or of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of the Warrant Shares for sale in any jurisdiction;

               (vi) Make reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement or any posteffective amendment thereto under the 1933 Act or under the securities or blue sky laws of any jurisdiction at the earliest practicable date;

               (vii) Notify each seller of Warrant Shares at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the occurrence of any material changes in the information contained in the prospectus included in such registration statement and promptly prepare a supplement or amendment to such prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

               (viii) Cause all Warrant Shares to be listed on each securities exchange or trading medium on which similar securities issued by the Company are then listed or traded; and

               (ix) Make available for inspection upon reasonable request by any seller of Warrant Shares, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant, or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, and employees to supply all information and reasonably requested by any such seller, underwriter, attorney, accountant, or agent in connection with such registration statement.

     (k) Registration Expenses. All expenses incident to the Company's performance of or compliance with its agreements contained in Section (j) hereof, including without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of legal counsel for the Company, and all independent certified public accountants, and other persons retained by the Company, will be borne by the Company and the Company will pay

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



its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed; provided, however, that the sellers of Warrant Shares covered by any such registration statement shall pay all underwriter's commissions and discounts and underwriter's expense reimbursements attributable to the Warrant Shares to be sold by them and such sellers shall pay the fees and expenses of legal counsel selected by the holders of the Warrant Shares to represent such holders in connection with such registrations.

     (l) Indemnification and Contribution. The sellers of the Warrant Shares covered by any such registration statement; the Company and its officers and directors; and each underwriter and its officers and directors shall, prior to or on the effective date of such registration statement, enter into indemnification and contribution agreements which contain terms and conditions that are standard in the securities industry, including, without limitation, an agreement by the Company to indemnify such holders against liability under the 1933 Act.

     (m) Exclusion. Notwithstanding any other provision herein, the Company shall not be required to register any Warrant Shares under the 1933 Act for public resale by the holders thereof, if such Warrant Shares can be sold by the holder thereof pursuant to Rule 144(k) under the 1933 Act.

     (n) Transfer to Comply with the Securities Act of 1933. The Company may cause the following legend, or one similar thereto, to be set forth on the Warrants and on each certificate representing Warrant Shares or any other security issued or issuable upon exercise of this Warrant not theretofore distributed to the public or sold to underwriters for distribution to the public unless legal counsel for the Company is of the opinion as to any such certificate that such legend, or one similar thereto, is unnecessary:

          "The securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement made under the Securities Act of 1933 (the "Act") and under any applicable state securities law, or pursuant to an exemption from registration under the Act and under any applicable state securities law, the availability of which is to be established to the satisfaction of the Company."

     (o) Applicable Law. This Warrant shall be governed by, and construed in accordance with, the laws of the state of Colorado.

Dated: July 31, 1996.

                                            WESTERN FIDELITY FUNDING, INC.



                                            By: /s/ Gene E. Osborn
                                               --------------------------------
                                               Gene E. Osborn, President

                                  PURCHASE FORM

                                        Dated:                          ,  19
                                              --------------------------      --

     The undersigned hereby irrevocably elects to exercise the Warrant to the extent of purchasing ____________ shares of Common Shares and hereby makes payment of $_______________ in payment of the actual exercise price thereof.


                     INSTRUCTIONS FOR REGISTRATION OF SHARES

                                        Dated:                          ,  19
                                              --------------------------      --
 Name:
      ------------------------------------------------------------------------
                  (Please typewrite or print in block letters)

 Address:
          --------------------------------------------------------------------

 Signature:
           -------------------------------------------------------------------

                                 ASSIGNMENT FORM

     FOR VALUE RECEIVED,
                        ------------------------------------------------------
hereby sells, assigns and transfers unto
                                        --------------------------------------
Name:
      ------------------------------------------------------------------------
                  (Please typewrite or print in block letters)

     Address:
        ----------------------------------------------------------------------

the right  to  purchase  Common  Shares  represented  by  this  Warrant  to  the
extent of             Common  Shares as to which such right is  exercisable  and does hereby irrevocably constitute and appoint
                                              ---------------------------------

- -------------------------------------------------------------------------------,
attorney,  to transfer the same on the books of  the Company with  full power of substitution in the premises.



                           Signature:
                                     -----------------------------------------

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